UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2011

The St. Joe Company

(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida		32413
(Address of Principal Executive Offices)		(Zip Code)

(850) 588-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 23, 2011 (the “Original Form 8-K”) relating to The St. Joe Company’s (the “Company”) Annual Meeting of Shareholders held on May 17, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation (each, a “say-on-pay vote”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Form 8-K, at the Annual Meeting, the Company’s shareholders voted to hold a say-on-pay vote every year, which is consistent with the Board of Director’s recommendation in the Company’s 2011 Proxy Statement. Based on these results, the Company has determined that it will hold say-on-pay votes every year until the next required advisory vote on the frequency of say-on-pay votes occurs or until the Company otherwise determines that a different frequency for say-on-pay votes is in the best interests of the shareholders. The next required advisory vote on the frequency will occur no later than 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Janna L. Connolly
Janna L. Connolly
Senior Vice President and Chief Financial Officer

Date: October 31, 2011